Exhibit 99.1

3D Systems Corporation
26081 Avenue Hall
Valencia CA 91355
News Release
www.3dsystems.com
NASDAQ: TDSC

Investor Contact:	Chanda Hughes 661-295-5600 Ext. 2632 Email: HughesC@3dsystems.com	Media Contact:	Katharina Hayes 803-326-3941 Email: HayesK@3dsystems.com

3D Systems Announces Rescheduled Conference Call

VALENCIA, California, August 7, 2006 - 3D Systems Corporation (Nasdaq: TDSC), a leading provider of Rapid 3-D printing, Prototyping and Manufacturing solutions, announced today that it has rescheduled the time of its previously announced investor conference call and webcast.  The conference call and webcast originally were scheduled for August 9, 2006 at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time).  The conference call and webcast now will take place on August 9, 2006 at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time).

•                  To access the Conference Call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States).  A recording will be available two hours after completion of the call for seven days.  To access the recording, dial 1-800-642-1687 (or 706-645-9291 from outside the United States) and enter 3664935, the conference call ID number.

•                  To access the audio Webcast, log onto 3D Systems’ website at www.3dsystems.com.  The link to the Webcast is provided on the homepage of the website.  To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.  The Webcast will be available for replay beginning approximately 48 hours after completion of the call at: www.3dsystems.com under the Investor Relations’ section.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors stated under the heading “Forward-Looking Statements” and “Cautionary Statements and Risk Factors” in management’s discussion and analysis of financial condition and results of operations, which appear in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of Rapid 3-D Printing, Prototyping and Manufacturing solutions.  Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

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